LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Period from August 3, 2015 to October 28, 2015

Nashville, Tenn. – December 14, 2015 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the period from August 3, 2015 to October 28, 2015, which represents a quarter ended within the Transition Period which will end on December 30, 2015.

Highlights for the period from August 3, 2015 to October 28, 2015 Compared to the period from August 4, 2014 to November 2, 2014 (*):

▪	Total revenue was $131.3 million compared to $145.7 million, a decrease of 9.9%.

▪	Comparable restaurant sales decreased 4.3%, including an average check increase of 3.4% and customer traffic decrease of 7.4%.

▪	Net loss of $24.4 million compared to a net loss of $13.0 million.

▪	Adjusted EBITDA decreased 95.0% to $0.2 million from $4.5 million. (**)

(*)The period from August 3, 2015 to October 28, 2015 is comprised of four fewer days than the period from August 4, 2014 to November 2, 2014 (which is the first quarter of fiscal year 2015).
(**) Please see reconciliation table at the end of this release.
Samuel Borgese, President and Chief Executive Officer of Logan's Roadhouse, Inc., stated, "Our financial results for the first quarter of the Stub Year Transition Period contain four fewer days than the fiscal year 2015 quarter to which they are being compared. The current period also contains costs associated with identifying operational efficiencies that we are beginning to deploy throughout our restaurant operations. Our brand repositioning strategy that is now in place is expected to help us gain traction in our business approach which should lead to improved performance. Meanwhile, we continue to focus on key metrics in our business directed at improving guest satisfaction, employing targeted marketing programs to promote Logan’s innovation of exciting new menu items and applying new tools to help predict and reduce our reaction time to changing industry trends. Our entire focus is purposed to deliver on the renewal of the Logan’s Roadhouse brand."

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the period ended October 28, 2015. It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Wednesday, December 16, 2015 at 10:00 a.m. ET to discuss its financial results for the quarter ended October 28, 2015, which encompasses the period from August 3, 2015 to October 28, 2015. The conference call will be hosted by Sam Borgese, President and Chief Executive Officer, and Ed Schwartz, Interim Chief Financial Officer.

The domestic dial-in number for the call is 800-289-0544, and the international dial-in number is 913-312-0658. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 7:00 p.m. ET on Wednesday, December 16, 2015 through 11:59 p.m. ET on Wednesday, December 23, 2015, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 9919284. The archived webcast may be accessed at http://public.viavid.com/index.php?id=117517 and will be available for one year.

About Logan’s Roadhouse
Logan’s Roadhouse is a casual dining steakhouse offering our guests wood-fire-grilled steaks, made-from-scratch recipes, fresh ingredients and southern-inspired signature dishes in a roadhouse atmosphere. Logan’s opened its first restaurant in 1991 in Lexington, KY, and is headquartered in Nashville, TN. Logan’s Roadhouse consists of 230 company-operated and 26 franchised restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Period from
(In thousands)	August 3, 2015 to October 28, 2015	August 4, 2014 to November 2, 2014
	(unaudited)	(unaudited)
Revenues:
Net sales	$130,816	$145,213
Franchise fees and royalties	529	529
Total revenues	131,345	145,742
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	47,004	52,296
Labor and other related expenses	41,504	46,332
Occupancy costs	13,429	13,804
Other restaurant operating expenses	21,910	23,593
Depreciation and amortization	4,470	5,070
Pre-opening expenses	—	35
General and administrative	13,885	7,182
Store impairment and closing charges	1,103	—
Total costs and expenses	143,305	148,312
Operating loss	(11,960)	(2,570)
Interest expense, net	12,412	10,412
Loss before income taxes	(24,372)	(12,982)
Income tax provision (benefit)	—	—
Net loss	$(24,372)	$(12,982)

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	October 28, 2015	August 2, 2015
ASSETS
Current assets:
Cash and cash equivalents	$12,941	$26,331
Receivables	6,624	10,201
Inventories	13,767	13,192
Prepaid expenses and other current assets	6,433	6,293
Deferred income taxes	1,745	1,745
Total current assets	41,510	57,762
Property and equipment, net	172,371	176,165
Other assets	9,979	9,905
Goodwill	93,988	93,988
Tradename	36,621	36,621
Other intangible assets, net	14,634	15,083
Total assets	$369,103	$389,524
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$15,062	$16,647
Payable to RHI	2,935	2,943
Income taxes payable	86	20
Other current liabilities and accrued expenses	39,122	50,841
Total current liabilities	57,205	70,451
Long-term debt	391,365	374,175
Deferred income taxes	15,990	15,990
Other long-term obligations	60,827	60,820
Total liabilities	525,387	521,436
Commitments and contingencies	—	—
Stockholder’s equity (deficit):
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained earnings (deficit)	(386,284)	(361,912)
Total stockholder’s equity (deficit)	(156,284)	(131,912)
Total liabilities and stockholder’s equity (deficit)	$369,103	$389,524

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period from
Cash flows from operating activities:	August 3, 2015 to October 28, 2015	August 4, 2014 to November 2, 2014
Net loss	$(24,372)	$(12,982)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,470	5,070
Other amortization	606	586
Loss on sale/disposal of property and equipment	234	868
Amortization of deferred gain on sale and leaseback transactions	(91)	(13)
Impairment charges for long-lived assets	923	—
Share-based compensation expense	—	(330)
Paid-in-kind interest	11,222	—
Changes in operating assets and liabilities:
Receivables	3,577	(2,482)
Inventories	(575)	(484)
Prepaid expenses and other current assets	(140)	377
Other non-current assets and intangibles	(821)	(40)
Accounts payable	624	(1,355)
Payable to RHI	(8)	(7)
Income taxes payable/receivable	66	(2)
Other current liabilities and accrued expenses	(11,719)	(8,766)
Other long-term obligations	368	708
Net cash (used in) provided by operating activities	(15,636)	(18,852)
Cash flows from investing activities:
Purchase of property and equipment	(1,458)	(4,298)
Net cash used in investing activities	(1,458)	(4,298)
Cash flows from financing activities:
Payments on revolving credit facility	(32)	(3,900)
Borrowings on revolving credit facility	6,000	20,900
Payments for debt issue costs	(2,264)	—
Net cash provided by financing activities	3,704	17,000
(Decrease) increase in cash and cash equivalents	(13,390)	(6,150)
Cash and cash equivalents, beginning of period	26,331	9,170
Cash and cash equivalents, end of period	$12,941	$3,020

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended August 2, 2015, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDAR

The following table sets forth a reconciliation of net (loss) income, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Period from
(In thousands)	August 3, 2015 to October 28, 2015	August 4, 2014 to November 2, 2014
Net loss	$(24,372)	$(12,982)
Interest expense, net	12,412	10,412
Income tax expense (benefit)	—	—
Depreciation and amortization	4,470	5,070
EBITDA	(7,490)	2,500
Adjustments
Sponsor management fees(a)	250	250
Non-cash asset write-offs:
Restaurant impairment(b)	965	—
Loss on disposal of property and equipment(c)	229	868
Restructuring costs(d)	1,602	494
Pre-opening expenses (excluding rent)(e)	—	15
Losses on sales of property(f)	5	1
Non-cash rent adjustment(g)	538	653
Costs related to transactions (h)	3,834	—
Non-cash stock-based compensation(i)	—	(330)
Other adjustments(j)	290	1
Adjusted EBITDA	223	4,452
Cash rent expense(k)	10,423	10,621
Adjusted EBITDAR	$10,646	$15,073

(a)	Sponsor management fees consist of fees payable to certain affiliates of Kelso & Company, L.P. ("Kelso") under an advisory agreement.

(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(d)	Restructuring costs include severance, consulting fees related to improving our supply chain practices, hiring replacement costs and other related charges, including the reversal of any such charges.

(e)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(f)
We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property as well as additional losses incurred as a result of these transactions.

(g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(h)	Costs related to transactions include legal, professional and other third-party fees associated with the note exchange.

(i)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by RHI.

(j)
Other adjustments include non-recurring expenses and professional fees, legal and settlement fees related to contract termination, legal fees associated with FLSA litigation, ongoing expenses of closed restaurants, as well as inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.

(k)	Cash rent expense represents actual cash payments required under our leases.